UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2006

TIER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23195	94-3145844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10780 Parkridge Blvd., 4th Floor Reston, Virginia	20191
(Address of principal executive offices)	(Zip Code)

(571) 382-1000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On March 10, 2006, Tier Technologies, Inc., (“Tier” or the “Company”) received a notification that The Nasdaq Listing Qualifications Panel (the “Panel”) granted the Company’s request for continued listing on The Nasdaq National Market, subject to certain conditions, including the disclosure of specific financial information. This report on Form 8-K summarizes the Panel’s communication and provides the disclosures requested by the Panel.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 2, 2006, the Company attended an oral hearing before the Panel during which Tier requested continued listing on The Nasdaq National Market. Subsequently, on March 10, 2006, Tier received the Panel’s decision to grant the Company’s request, subject to certain conditions. One of the Panel’s conditions requires that the Company file with the Securities and Exchange Commission by May 5, 2006, its Annual Report on Form 10-K for the fiscal year ended September 30, 2005 and its Form 10-Q for the quarter ended December 31, 2005. The Panel has also conditioned continued listing upon receiving, no later than April 5, 2006, a substantive status report on the independent investigation being conducted on behalf of the Audit Committee of our Board of Directors (the “Audit Committee”), as well as the disclosure of the results of a project to reconcile the accounting records for one payment processing center—both conditions are detailed in Item 7.01 below. In addition, the Company will be required to demonstrate compliance with all requirements for continued listing on The Nasdaq National Market. In the event the Company is unable to meet any of the requirements established by the Panel, its securities may be delisted from The Nasdaq National Market.

The fifth character “E” will remain appended to the Company’s stock symbol pending a final determination that the Company is fully compliant with Nasdaq’s filing requirements and all other requirements for continued listing on Nasdaq. Although the Company is making every effort to satisfy the terms of the Panel’s decision, and thereby maintain its listing, we can provide no assurances that the Company will be able to do so, which could result in the delisting of Tier’s common stock from Nasdaq.

Item 7.01 Regulation FD Disclosure

Audit Committee Independent Investigation

The Company’s Audit Committee, with the assistance of independent outside counsel and counsel’s accounting advisers, is currently conducting an investigation of restatement-related issues. Specifically, with respect to the scope of its investigation, the Audit Committee is exploring qualitative and financial reporting issues giving rise to the restatement, including those brought to its attention by Company management, and will review the Company’s proposed restatement and related filings once prepared by the Company. The Committee may also have reason to consider certain accounting control and management issues as such issues arise during the course of its investigation. Once the review is complete, the Committee will pursue remedial and other actions, if appropriate, based upon its findings and conclusions. The Audit Committee will provide the Panel with a substantive status report on the investigation on or before April 5, 2006 and expects to complete its investigation on or before April 21, 2006. The Company will make any appropriate disclosures thereafter.

Results of Payment Processing Center Reconciliation Project

One condition for continued listing on the The Nasdaq National Market that was included in the Panel’s March 10, 2006 notification, was a requirement to disclose (by March 15, 2006) the impact on Tier’s historical financial statements of a previously disclosed project undertaken by the Company to reconcile the accounting records of one of its payment processing centers. The Company has conducted a preliminary reconciliation of the accounts for this payment processing center, which is undergoing a rigorous review and validation process. While it has made substantive progress, Tier is not currently able to disclose final results of this reconciliation or the associated impact on its historical financial statements. To ensure that the results it reports are accurate, Tier will request an extension from the Panel by March 17, 2006. Although the Company is asking for an extension for meeting this condition, the Company can provide no assurance that the Panel will grant an extension and allow Tier to maintain its listing of common stock on Nasdaq.

Press Release

On March 15, 2006, Tier issued a press release announcing the receipt of the Panel’s communication and the conditions described herein. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Information Furnished but not Filed

The information in this Item 7.01 and in Exhibit 99.1 to this report shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

See the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER TECHNOLOGIES, INC.

By:	/s/ David E. Fountain
Name:	David E. Fountain
Title:	Chief Financial Officer

Date: March 15, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release